SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

      Current Report Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934



December 19, 1995                  Commission file number 0-6355



                       COMNET Corporation



  Incorporated in Delaware                IRS EI No. 52-0852578



     4200 Parliament Place, Suite 600, Lanham, MD 20706-1860

                Telephone Number:  (301) 918-0400


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Item 1(a) - Changes in Control of Registrant

     On December 8, 1995, Registrant received Amendment No. 8 to the SEC Schedule D filed that day with the SEC by Medco
Containment Services, Inc. ("Medco"), which Schedule, under Item
4 thereof, provided as follows:

     "Medco today delivered a letter to COMNET permanently relinquishing any right Medco may have to designate nominees to COMNET's Board of Directors. The foregoing does not affect any other right that Medco may have, including any right to vote its shares with respect to any matter presented to shareholders, including the election of directors. At the same time, Mr. Carl
I. Kanter, a COMNET Board member and Medco employee, tendered his resignation from the COMNET Board, effective immediately. Mr. Kanter also resigned from the Board of Directors of Group 1 Software, Inc., a COMNET subsidiary. Medco is currently evaluating its investment in COMNET and may, in the future, seek to sell all or a portion of its interest in COMNET."

     As a consequence of the resignation of Mr. Kanter, the Board of Directors of Registrant now consists of eight persons:
Messrs. James V. Manning, James P. Marden, Charles A. Mele, Richard H. Eisenberg, Charles J. Sindelar, Robert S. Bowen, Chief Executive Officer of Registant, Ronald F. Friedman, and Charles
A. Crew, Chief Financial Officer of Registrant. The resignation of Mr. Kanter from the Board of Directors of Registrant has not, to Registrant's knowledge, been accompanied by the purchase by any other party of shares of Registrant's voting securities which would vest in any party a controlling interest in the voting securities of Registrant.

     As of the date of the filing of this SEC Form 8-K, Registrant is not aware of any arrangements which may at a subsequent date result in a change in control of Registrant.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMNET Corporation



December 19, 1995                  ______________________________
                                   Charles A. Crew
                                   Chief Financial Officer